Exhibit 99




                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    Form 11-K


                  Annual Report Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934




   For the Fiscal Year Ended                 Commission File
   December 31, 1996                         Number 1-1550







                       CHIQUITA SAVINGS AND INVESTMENT PLAN




                       Chiquita Brands International, Inc.
                                 Chiquita Center
                              250 East Fifth Street
                             Cincinnati, Ohio  45202





                       CHIQUITA SAVINGS AND INVESTMENT PLAN


                                     Contents




                                                                       Page(s)

   Report of Independent Auditors                                            1

   Financial Statements

        Statement of Net Assets Available for
        Benefits as of December 31, 1996 and 1995                            2

        Statement of Changes in Net Assets
        Available for Benefits for the Years Ended
        December 31, 1996, 1995 and 1994                                     3

        Notes to Financial Statements                                   4 - 10

   Supplemental Schedules

        Assets Held for Investment at December 31, 1996             Schedule 1

        Reportable Transactions for the Year Ended
        December 31, 1996                                           Schedule 2

   Signature

   Exhibit

        Consent of Independent Auditors                              Exhibit 1

                          REPORT OF INDEPENDENT AUDITORS




   The Administrative Committee of the
   Chiquita Savings and Investment Plan

   We have audited the accompanying statements of net assets available for benefits of the Chiquita Savings and Investment Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and changes in net assets available for benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

   Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1996 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                       /s/ ERNST & YOUNG LLP


   Cincinnati, Ohio
   June 20, 1997





                                        CHIQUITA SAVINGS AND INVESTMENT PLAN
                                         STATEMENT OF NET ASSETS AVAILABLE
                                                    FOR BENEFITS


                                                                                     December 31,
                                                                                  1996          1995
     Investments, at fair value:
        Chiquita Brands International, Inc.
           capital stock, $.33 par value                                    $    18,511,993     $18,441,033
        Kaufmann Fund                                                            10,164,379     --
        Vanguard Index Trust 500 Portfolio Fund                                   6,445,433     5,018,845
        Morley Stable Value Fund                                                  5,713,439     --
        Invesco Select Income Fund                                                  920,664     --
        Loans to participants                                                       822,328     745,387
        Fidelity Puritan Fund                                                       539,455     --
        Schwab Institution Advantage Money Fund                                     106,223     --
        Fidelity Magellan Fund                                                           --     8,626,006
        Chemical Bank - Temporary Investment Fund                                        --     6,684,355
                                                                                -----------     ----------

           Total investments                                                     43,223,914     39,515,626

     Contributions receivable:
        Participant                                                                 154,932     97,844
        Company                                                                      74,100     120,190

     Accrued investment income                                                           --     21,038
                                                                                -----------     ----------

     Net assets available for benefits                                      $    43,452,946     $39,754,698
                                                                                ===========     ==========














                        See accompanying notes to financial statements.





                                        CHIQUITA SAVINGS AND INVESTMENT PLAN
                                         STATEMENT OF CHANGES IN NET ASSETS
                                               AVAILABLE FOR BENEFITS



                                                                       Years Ended December 31,
                                                                1996               1995        1994
     Investment income:
        Dividends                                       $        933,744   $        860,497    $562,556
        Interest                                                  55,553            446,893    394,584

     Net appreciation in fair value of investments             1,676,899          3,185,954    1,403,413

     Contributions:
        Participant                                            2,794,945          2,727,084    2,825,783
        Company (net of forfeitures of $67,653 in
           1996, $128,765 in 1995 and $125,879
           in 1994):
             Cash                                                     --            566,403    1,314,917
             Chiquita Brands International, Inc.
               capital stock, $.33 par value                   2,796,459          2,405,559    1,526,000
        Rollovers                                                210,283             81,165    78,069

     Transfer of assets from merged plans                             --             94,535    --
                                                              ----------         ----------    ----------
                                                               8,467,883         10,368,090    8,105,322

     Less: distributions to participants                      (4,769,635)        (2,933,600)  (2,718,667)
                                                              ----------         ----------    ----------
     Increase in net assets available
        for benefits                                           3,698,248          7,434,490    5,386,655

     Net assets available for benefits:
        Beginning of the year                                 39,754,698         32,320,208    26,933,553
                                                              ----------         ----------    ----------
        End of the year                                 $     43,452,946   $     39,754,698    $32,320,208
                                                              ==========         ==========    ==========







                        See accompanying notes to financial statements.





                       CHIQUITA SAVINGS AND INVESTMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS


   DESCRIPTION OF THE PLAN

         The following description of the Chiquita Savings and Investment Plan (the "Plan") provides only general information. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.

   General

         The Plan is a defined contribution plan covering substantially all full-time and part-time domestic salaried employees of Chiquita Brands International, Inc. (the "Company") and its subsidiaries who have completed two months of service and have attained the age of 21. During 1995, the Theodoredis and Sons Banana Company Profit Sharing Plan and the
   D. Theodoredis and Sons 401(k) Plan were merged into the Plan. Although it is anticipated that the Plan will continue indefinitely, the Board of Directors of the Company can amend, suspend or terminate the Plan provided such action does not reduce accrued benefits of any participant.

         The assets of the Plan at December 31, 1996 are held by Charles Schwab Trust Company (the "Trustee"). Effective February 21, 1997, the Plan changed its trustee to Star Bank Trust Financial Services. Pending investment in each fund's primary investment vehicle (see "Investment Options"), the Trustee may invest monies temporarily in short-term investments.

   Participant Accounts

         Participants may have up to six accounts under the Plan - an "Employee Before-Tax Contributions Account," an "Employee After-Tax Contributions Account," a "Rollover Contributions Account," a "Non-elective Contributions Account," a "Matching Contributions Account" and, with respect to former participants of certain merged plans, a "Profit Sharing Contributions Account." The participant's Employee Accounts and Rollover Contributions Account reflect all employee before-tax, after-tax and rollover contributions, and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Profit Sharing Contributions Account reflects company profit sharing contributions of certain merged plans and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Non-elective Contributions Account reflects a Company contribution in an amount equal to the participant's unspent employee credits contributed from the Company's separate welfare benefits plan ("Non-elective Contributions") and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Employee Before-Tax Contributions Account has two sub-accounts - the "Participant Restricted Contributions Account" and the "Participant Non-restricted Contributions Account." Contributions are allocated to these sub-accounts based on the participant's election as to how the contributions are to be invested (see "Participant Contributions").





         The Matching Contributions Account reflects the participant's share of Company contributions and the income, gains, losses, withdrawals, distributions and expenses attributable to such contributions. The Matching Contributions Account has two sub-accounts - a Company Restricted Contributions Account and a Company Non-restricted Contributions Account (see "Company Contributions").

   Participant Contributions

         Participants may elect to defer as a Before-Tax Contribution any whole percentage of their compensation from 1% to 12%. Prior to 1989, participants could also elect to make After-Tax Contributions. The first 6% of compensation contributed to the Plan ("Eligible Participant Contributions") is eligible for employer matching contributions.

         The Plan limits the maximum amount of Before-Tax Contributions which may be made by a participant in any plan year to 12% of compensation, subject to the non-discrimination standards of the Internal Revenue Code (the "Code"). Participants' taxable compensation is reduced by the amount of Before-Tax Contributions, and such amount is contributed to the Plan on their behalf by the Company. A participant's Before-Tax Contributions in any one year are also limited to a fixed dollar maximum ($9,500 for 1996 and $9,240 for 1995 and 1994) as specified by the Code in Internal Revenue Service ("IRS") notices.

         Participant contributions, except for Eligible Participant Contributions to the Chiquita Capital Stock Fund (see "Investment Options"), are allocated to the Participant Non-restricted Contributions Account. Eligible Participant Contributions to the Chiquita Capital Stock Fund are placed in the Participant Restricted Contributions Account. Effective July 1, 1996, such contributions are transferred to the Participant's Non-restricted Contributions Account on the second anniversary of the first day of the Plan year in which the contributions were made. Prior to July 1, 1996, such contributions became non-restricted on the third anniversary of the first day of the Plan year in which the contributions were made.

         The Plan also accepts rollover contributions ("Rollovers") from other qualified plans or from certain individual retirement accounts. Rollovers are credited to a participant's Rollover Contributions Account, are treated in a manner similar to Before-Tax Contributions for Plan accounting and federal income tax purposes, and are not eligible for matching contributions by the Company.

   Company Contributions

         For each Plan year, the Company makes a Basic Matching Contribution and may make a Discretionary Matching Contribution and a Stock Incentive Matching Contribution, as described below. All such contributions are based on Eligible Participant Contributions. The Company's matching contributions, which are subject to the non-discrimination standards of the Code, and Non-elective Contributions are allocated to the Company Restricted Contributions Account and invested in the Chiquita Capital Stock Fund.





         Basic Matching Contributions For each Plan year, the Company makes a Basic Matching Contribution equal to 50% (or such higher percentage as the Plan Administrative Committee may in its discretion announce) of Eligible Participant Contributions. The Basic Matching Contribution amounted to 50% of Eligible Participant Contributions in each of 1996, 1995 and 1994.

         Discretionary Matching Contributions At the end of or during the year, the Company may, at its discretion, make an additional contribution to the account of each participant who is actively employed by the Company on the last day of the Plan year. The Discretionary Matching Contribution amounted to 85% in 1996 and 1995 and 70% in 1994 of Eligible Participant Contributions.

         Stock Incentive  Matching Contributions   The  Company may contribute
         an additional matching contribution for Eligible Participant Contributions invested in the Chiquita Capital Stock Fund. The Stock Incentive Matching Contribution was 40% in 1996 and 50% in 1995 and 1994. The amount of the Stock Incentive Match is reviewed each year. Participants are notified prior to the beginning of the next Plan year if the amount of the Stock Incentive Match changes.

         All Company contributions since June 30, 1989 and all Non-elective Contributions have been allocated to the Company Restricted Contributions Account and invested in the Chiquita Capital Stock Fund. Effective August 31, 1996, such restricted Company contributions are transferred to a Company Non-Restricted Contributions Account on the second anniversary of the first day of the Plan year in which the contributions were made. Prior to August 31, 1996, participants in the Plan for 10 years could direct up to 25% of their Company Restricted Contributions Account into one or more of the Plan's other investment funds during the first four years after attaining age 55 and up to 50% beginning in the fifth year after attaining age 55.

         Under the Code, a participant's annual Before-Tax Contributions, After-Tax Contributions, employer matching contributions and Non-elective Contributions for any calendar year cannot exceed the lesser of a fixed dollar amount ($30,000 for 1996, 1995 and 1994) or 25% of the participant's compensation for that calendar year.

   Investment Options

         Participants in the Plan may invest their contributions in one or more of the following investment funds:

   1. Morley Stable Value Fund - designed to offer protection of principal while providing a reasonable rate of current income through investment in guaranteed investment contracts. On January 1, 1996, the Morley Stable Value Fund replaced the Safety of Principal Fund which had invested in fixed-income securities.





   2. Vanguard Index Trust 500 Portfolio Fund - seeks long-term growth of capital and income through investment in a portfolio of large-capitalization common stocks designed to reflect the investment performance of the Standard & Poor's 500 Composite Stock Price Index. Prior to January 1, 1996, participants could contribute to the Conservative Equity Fund, which invested in the Vanguard Index Trust 500 Portfolio Fund.

   3. Kaufmann Fund - beginning January 1, 1996, participants can contribute to the Kaufmann Fund, which seeks capital appreciation through investment in common stocks, convertible preferred stocks and bonds. Prior to January 1, 1996, participants could contribute to the Growth Equity Fund, which invested in the Fidelity Magellan Fund.

   4. Chiquita Capital Stock Fund - invests in capital stock of the Company.

   5. Invesco Select Income Fund - invests in debt securities of which at least 50% are of medium investment grade or higher as rated by established rating services. On January 1, 1996, the Invesco Select Income Fund replaced the Chiquita Fixed Income Fund which had invested in debt securities of the Company.

   6.    Fidelity Puritan  Fund - beginning January 1,  1996, participants can
         contribute  to   the  Fidelity  Puritan  Fund,  which  invests  in  a
         diversified portfolio of debt and equity securities.

         During 1992, the Chiquita Depositary Share Fund was established in connection with the Company's issuance of Mandatorily Exchangeable Cumulative Preference Stock, Series C, represented by $1.32 depositary shares (the "Depositary Shares"), in exchange for shares of its capital stock. In 1995, the Depositary Shares converted back into shares of capital stock which are maintained in the Chiquita Capital Stock Fund.

         The Plan Administrative Committee (the "Plan Administrator") may change any of the investment funds offered to participants at its discretion.

         At December 31, 1996, there were 1,036 participants in the Plan. The number of participants in each of the respective funds is presented below:

     <CAPTION)
                           Morley Stable Value Fund                                         416
                           Vanguard Index Trust 500 Portfolio Fund                          597
                           Kaufmann Fund                                                    709
                           Chiquita Capital Stock Fund                                      825
                           Invesco Select Income Fund                                       235
                           Fidelity Puritan Fund                                            103
     /TABLE

   Vesting

         Participants are always fully vested in their Employee Accounts. Prior to July 1, 1995, participants generally vested in Company contributions and related earnings at a rate of 20% for each year of participation in the Plan. Effective July 1, 1995, Company contributions and the related earnings with respect to each Plan year generally become vested at a rate of 20% for each year of service to the Company. A participant also becomes fully vested immediately at age 65 or as a result of retirement on or after attaining age 65, death or disability.

         The non-vested portions of a terminating participant's Company Accounts are forfeited and used to reduce future Company contributions.

   Withdrawals, Distributions and Loans

         A participant's contributions, including all income and loss thereon, may be withdrawn only in limited circumstances, as permitted by the Code.

         Upon termination of service, participants may apply to receive a distribution of the vested portion of their account balance in a lump-sum amount or leave their account balance in the Plan until age 65. Distributions consist of cash or Company stock from the Chiquita Capital Stock Fund and cash from all other investment funds. In addition, other forms of distribution are permitted for participants' account balances from merged plans, including qualified joint and survivor annuities and monthly installment payments.

         Participants may, with the approval of the Plan Administrator, borrow amounts from certain of their accounts subject to conditions and terms as set forth by the Plan Administrator.

   SIGNIFICANT ACCOUNTING POLICIES

   Valuation of Investments

         The Company's stock is valued at the last sales price reported on the New York Stock Exchange on the day of valuation. Loans to participants are valued at cost, which approximates fair value. Other investments are valued at market. Pending investment in each fund's primary investment vehicle, investments are held in the Trustee's short-term investment fund (in the form of cash and equivalents) and are valued at cost plus accrued interest, which approximates market.

   Securities Transactions

         Purchases and sales of investments are recorded on a trade date basis.

   Dividend and Interest Income

         Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.





   Administrative Services

         While it has no obligation to do so, the Company has provided certain administrative services and has paid professional fees for the benefit of the Plan.

   TAXES

         The Internal Revenue Service ruled on November 11, 1996, that the Plan maintained its qualified status under section 401(a) of the Code, and that its related Trust is exempt from taxes under section 501(a) of the Code. The Plan, as amended, is operating in accordance with all current provisions of the Code and ERISA.

         Pursuant to section 404(a) of the Code, contributions made by the Company under the Plan are deductible for income tax purposes and Before-Tax Contributions made by the participant are not subject to federal income tax in the year in which such contributions are made. As long as the Plan is qualified, under federal income tax laws and regulations, participants will not be taxed on employer contributions or earnings on all amounts in their Employee Accounts until such time as they receive a distribution from the Plan, and the Plan will not be taxed on its dividend and interest income or any capital gains realized by it or any unrealized appreciation of investments within each fund.

   FINANCIAL STATEMENTS VERSUS FORM 5500 FILING DIFFERENCE

         The net assets available for benefits have not been reduced for distributions payable to participants. As a result, net assets available for benefits as reported in these financial statements are greater than as reported on Form 5500 by $230,520, $1,388,192 and $540,796 at December 31,
   1996, 1995 and 1994, respectively. The net assets available for benefits as reported on Form 5500 reflect a payable for distributions to participants of the above amounts in accordance with Form 5500 filing instructions.





     SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                 DECEMBER 31, 1995

                                         Safety of                                             Chiquita
                                         Principal       Conservative        Growth             Capital
                                           Fund          Equity Fund       Equity Fund        Stock Fund
     Investments                       $    5,644,362     $    5,018,845   $   8,730,928    $  18,482,236
     Contributions receivable:
      Participant                               8,572             20,105          39,588           26,429
      Company                                                                                     120,190
     Accrued investment income                 18,644                 25             217              916
                                           ----------         ----------      ----------       ----------
     Net assets available
      for benefits at
      December 31, 1995                $    5,671,578     $    5,038,975   $   8,770,733    $  18,629,771
                                           ==========         ==========      ==========       ==========

                                                 DECEMBER 31, 1995

                                              Chiquita
                                               Fixed
                                               Income    Loans to
                                               Fund      Participants          Total
     Investments                       $      871,704     $      767,551   $  39,515,626
     Contributions receivable:
      Participant                               3,150                             97,844
      Company                                                                    120,190
     Accrued investment income                  1,236                             21,038
                                           ----------         ----------      ----------
     Net assets available
      for benefits at
      December 31, 1995                $      876,090     $      767,551   $  39,754,698
                                           ==========         ==========      ==========
     /TABLE

     SUMMARY OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                 DECEMBER 31, 1996

                                           Morley                                              Chiquita
                                         Stable Value      Vanguard        Kaufmann             Capital
                                           Fund           Index Fund         Fund             Stock Fund
     Investments                       $    5,713,439     $    6,445,433   $  10,164,379    $  18,618,216
     Contributions receivable:
      Participant                              15,938             34,117          48,411           47,483
      Company                                                                                      74,100
                                           ----------         ----------      ----------       ----------
     Net assets available
      for benefits at
      December 31, 1996                $    5,729,377     $    6,479,550   $  10,212,790    $  18,739,799
                                           ==========         ==========      ==========       ==========

                                                 DECEMBER 31, 1996


                                            Invesco                        Fidelity
                                             Select      Loans to           Puritan
                                              Fund       Participants        Fund                 Total
     Investments                       $      920,664     $      822,328   $     539,455    $  43,223,914
     Contributions receivable:
      Participant                               3,959                              5,024          154,932
      Company                                                                                      74,100
                                           ----------         ----------      ----------       ----------

     Net assets available
      for benefits at
      December 31, 1996                $      924,623     $      822,328   $     544,479    $  43,452,946
                                           ==========         ==========      ==========       ==========
     /TABLE

     SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                         Safety of                                           Chiquita
                                         Principal       Conservative        Growth           Capital
                                           Fund          Equity Fund       Equity Fund      Stock Fund

     Net assets available for
      benefits at December 31, 1993    $    5,917,247     $    3,162,028   $   5,638,339    $  10,316,947
     Investment income:
      Dividends                                                  107,198         234,518          187,882
      Interest                                274,496                239             329            8,580
     Net appreciation (depreciation)
      in fair value of investments            (36,874)           (69,050)       (356,465)       1,907,195
     Contributions:
      Participant                             336,825            494,572         907,567          968,227
      Company, net                                (56)              (220)           (683)       2,843,357
      Rollovers                                 2,190             28,517          38,802            8,499
     Distributions to participants           (604,971)          (422,194)       (643,883)        (903,036)
     Transfer (to) from other funds          (200,581)            73,386         298,411          (34,669)
                                           ----------         ----------      ----------       ----------
     Net assets available for
      benefits at December 31, 1994         5,688,276          3,374,476       6,116,935       15,302,982

                                          Chiquita                         Chiquita
                                            Fixed                        Depositary
                                            Income         Loans to        Share
                                             Fund          Participants     Fund                  Total
     Net assets available for
      benefits at December 31, 1993    $      775,086     $      749,896   $     374,010    $  26,933,553

     Investment income:
      Dividends                                                                   32,958          562,556
      Interest                                 67,750             42,900             290          394,584
     Net appreciation (depreciation)
      in fair value of investments            (54,406)                            13,013        1,403,413
     Contributions:
      Participant                             118,592                                           2,825,783
      Company, net                               (181)                            (1,300)       2,840,917
      Rollovers                                    61                                              78,069
     Distributions to participants            (40,761)           (80,654)        (23,168)      (2,718,667)
     Transfer (to) from other funds           (28,662)           (55,111)        (52,774)               0
                                           ----------         ----------      ----------       ----------
     Net assets available for
      benefits at December 31, 1994           837,479            657,031         343,029       32,320,208
     /TABLE

     SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                         Safety of                                           Chiquita
                                         Principal       Conservative        Growth           Capital
                                           Fund          Equity Fund       Equity Fund      Stock Fund
     Net assets available for
      benefits at December 31, 1994         5,688,276          3,374,476       6,116,935       15,302,982
     Investment income:
      Dividends                                                  113,231         506,284          215,751
      Interest                                300,044                124             275            9,636
     Net appreciation in fair
      value of investments                     88,484          1,198,291       1,789,903           42,347
     Contributions:
      Participant                             323,467            470,595         842,945          976,954
      Company, net                                                                              2,971,962
      Rollovers                                 9,908              3,843          32,704           33,941
     Transfer of assets from merged plans      94,535
     Distributions to participants           (642,975)          (293,707)       (488,040)      (1,317,784)
     Transfer (to) from other funds          (190,161)           172,122         (30,273)         393,982
                                           ----------         ----------      ----------       ----------
     Net assets available for
      benefits at December 31, 1995    $    5,671,578     $    5,038,975   $   8,770,733    $  18,629,771
                                           ==========         ==========      ==========       ==========

                                           Chiquita                       Chiquita
                                            Fixed                        Depositary
                                            Income       Loans to          Share
                                             Fund        Participants       Fund             Total
     Net assets available for
      benefits at December 31, 1994           837,479            657,031         343,029       32,320,208
     Investment income:
      Dividends                                                                   25,231          860,497
      Interest                                 89,499             47,248              67          446,893
     Net appreciation in fair
      value of investments                     31,467                             35,462        3,185,954
     Contributions:
      Participant                             113,123                                           2,727,084
      Company, net                                                                              2,971,962
      Rollovers                                   769                                              81,165
     Transfer of assets from merged plans                                                          94,535
     Distributions to participants            (84,044)           (81,435)        (25,615)      (2,933,600)
     Transfer (to) from other funds          (112,203)           144,707        (378,174)               0
                                           ----------         ----------      ----------       ----------
     Net assets available for
      benefits at December 31, 1995    $      876,090     $      767,551   $           0    $  39,754,698
                                           ==========         ==========      ==========       ==========
     /TABLE

     SUMMARY OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             Morley                                          Chiquita
                                             Stable        Vanguard        Kaufmann           Capital
                                           Value Fund    Index Fund         Fund            Stock Fund
     Net assets available for
      benefits at December 31, 1995    $    5,671,578     $    5,038,975   $   8,770,733    $  18,629,771
     Investment income:
      Dividends                                                  138,971         428,946          268,376
      Interest
     Net appreciation (depreciation)
      in fair value of investments            313,337            989,966       1,486,704       (1,101,969)
     Contributions:
      Participant                             280,893            570,976         899,199          895,549
      Company, net                                                                              2,796,459
      Rollovers                                15,382             63,760          91,450           13,760
     Distributions to participants           (690,784)          (646,495)     (1,309,349)      (1,811,862)
     Transfer (to) from other funds           138,971            323,397        (154,893)        (950,285)
                                           ----------         ----------      ----------       ----------

     Net assets available for
      benefits at December 31, 1996    $    5,729,377     $    6,479,550   $  10,212,790    $  18,739,799
                                           ==========         ==========      ==========       ==========

                                           Invesco                         Fidelity
                                            Select       Loans to           Puritan
                                             Fund        Participants        Fund                 Total
     Net assets available for
      benefits at December 31, 1995    $      876,090     $      767,551   $           0    $  39,754,698
     Investment income:
      Dividends                                52,957                             44,494          933,744
      Interest                                                    55,553                           55,553
     Net appreciation (depreciation)
      in fair value of investments            (15,802)                             4,663        1,676,899
     Contributions:
      Participant                              83,967                             64,361        2,794,945
      Company, net                                                                              2,796,459
      Rollovers                                 8,284                             17,647          210,283
     Distributions to participants           (147,550)          (154,907)         (8,688)      (4,769,635)
     Transfer (to) from other funds            66,677            154,131         422,002                0
                                           ----------         ----------      ----------       ----------
     Net assets available for
      benefits at December 31, 1996    $      924,623     $      822,328   $     544,479    $  43,452,946
                                           ==========         ==========      ==========       ==========
     /TABLE

                                                                    SCHEDULE 1
                                        CHIQUITA SAVINGS AND INVESTMENT PLAN
                                            ASSETS HELD FOR INVESTMENT**
                                                 DECEMBER 31, 1996


                                                                                                 Current
     Issue                                           Description                 Cost             Value
     *  Chiquita Brands International,
          Inc. capital stock, $.33 par value      1,451,921 shares        $    22,633,029     $    18,511,993

        Kaufmann Fund                             1,740,476 shares              8,892,290          10,164,379

        Vanguard Index Trust 500
          Portfolio Fund                          93,196 shares                 4,372,433           6,445,433

        Morley Stable Value Fund                  476,768 shares                5,439,564           5,713,439

        Invesco Select Income Fund                140,559 shares                  924,626             920,664

     *  Loans to Participants                     Interest rates range from
                                                  7.0% to 11.5%; maturities
                                                  range from 1 to 10 years        822,328             822,328

        Fidelity Puritan Fund                     31,291 shares                   536,373             539,455

     *  Schwab Institution Advantage
          Money Fund                              106,223 shares                  106,223             106,223
                                                                               ----------          ----------

                                                                          $    43,726,866     $    43,223,914
                                                                               ==========          ==========


        * Denotes party-in-interest

        ** This schedule includes those assets required to be reported under Department of Labor regulations and Form 5500
             Item 27(a).
     /TABLE

                                                                    SCHEDULE 2

                                       CHIQUITA SAVINGS AND INVESTMENT PLAN
                                            REPORTABLE TRANSACTIONS**
                                       FOR THE YEAR ENDED DECEMBER 31, 1996


                                          Number                       Proceeds
Description of            Type of         of Shares     Purchase         from           Cost of     Net
 Investments           Transaction        or Units        Price          Sales           Assets      Gain (Loss)

Category 1 (individual transactions):

*  Chemical Bank - Temporary
   Investment Fund             Sale         6,693,965                  $6,693,965     $6,693,965

 Fidelity Magellan Fund        Sale           100,326                   8,626,006      6,620,385     $2,005,621

 Morley Stable Value Fund    Purchase         510,660   $5,792,520

 Kaufmann Fund               Purchase       1,685,090    8,290,642

Category 2 (series of transactions other than securities transactions):

 None

Category 3 (series of securities transactions):

*  Chiquita Brands Intl,     Purchase/In-kind 322,623    4,228,195
      Inc. capital stock       Sale           211,868                   2,986,654      3,377,948       (391,294)

 Morley Stable Value Fund    Purchase         611,627    6,972,058

 Kaufmann Fund               Purchase       2,091,593   10,637,504

Category 4 (other transactions):

 None


 * Denotes party-in-interest

 ** This schedule reports those assets purchased and/or sold during the current year that are in excess of 5% of the fair value of Plan assets as of January 1, 1996 as required by Department of Labor regulations and Form 5500 Item 27(d).
/TABLE

                                   SIGNATURE






      Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                                          CHIQUITA SAVINGS AND INVESTMENT PLAN




Date:  June 24, 1997                   By: /s/ John Powers
                                           John Powers, Secretary of the
                                           Plan Administrative Committee





                                                                     Exhibit 1





                        CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-2241, 33-16801, 33-42733 and 33-56572) pertaining to the Chiquita Savings and Investment Plan and in the related Prospectus of our report dated June 20, 1997, with respect to the financial statements and schedules of the Chiquita Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.





                                     /s/ ERNST & YOUNG LLP






Cincinnati, Ohio
June 20, 1997